AMENDMENT NO. 2

                                      TO

                               TRUST INSTRUMENT

          Pursuant to Article XI, Section 11.8 of the Trust Instrument dated as of November 7, 1994 of Pegasus Variable Annuity Fund (the "Trust"), the undersigned hereby adopt the following as Amendment No. 2 to the Trust
Instrument:

          WHEREAS, Article XI, Section 11.9 of the Trust's Trust Instrument dated as of November 7, 1994 (the "Trust Instrument") provides that unless specifically provided, the Trustees may, without shareholder vote, amend the Trust Instrument;

          RESOLVED, that pursuant to the authorization described above, the Trust Instrument shall be amended in the following respect:

          Article I, Section 1.1 of the Trust Instrument shall be amended to change the name of the Trust from "Pegasus Variable Annuity Fund" to "Pegasus Variable Funds," and all other appropriate references in the Trust Instrument are amended to reflect the fact that the name of the Trust is "Pegasus Variable Funds";

          FURTHER RESOLVED, that the foregoing amendment to the Trust Instrument shall be effective upon the filing with the Securities and Exchange Commission of an amendment to the Trust's Registration Statement on Form N-lA showing the change in the Trust's name or upon such other date as specified in such amendment.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2, on behalf of the Trust, as of the date hereinafter set forth.


                                       /s/ Will M. Caldwell
                                       -----------------------------
                                       Will M. Caldwell

                                       /s/ Nicholas S. De Grazia
                                       -----------------------------
                                       Nicholas S. De Grazia

                                       /s/ John P. Gould
                                       -----------------------------
                                       John P. Gould

                                       /s/ Marilyn McCoy
                                       -----------------------------
                                       Marilyn McCoy

                                       /s/ Julius L. Pallone
                                       -----------------------------
                                       Julius L. Pallone

                                       /s/ Donald G. Sutherland
                                       -----------------------------
                                       Donald G. Sutherland

                                       /s/ Donald L. Tuttle
                                       -----------------------------
                                       Donald L. Tuttle


Date:  December 1, 1997
















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